                                                                     Exhibit 5.2


May 31, 2000

Sideware Systems Inc.
1600 - 930 West 1(st) Street, Suite 102
North Vancouver, B.C.
V7P 3N

Attention:  Grant Sutherland, Chairman

Dear Sirs/Mesdames:

RE:  REGISTRATION STATEMENT ON FORM F-1

We have acted as special counsel to Sideware Systems Inc., a British Columbia corporation (the "Company"), in connection with legal issues relating to the issuance of:

    (a) 1,084,000 Common Shares without par value (the "Shares") on April 13, 2000 to the persons named below as a "Selling Shareholder"; and

    (b) 1,084,000 Common shares without par value (the "Warrant Shares") to be issued to the persons set out below as a Selling Shareholder on the exercise of share purchase warrants (the "Warrants").

Each Warrant entitles the holder to acquire one additional share (the "Warrant Shares") at any time up to April 13, 2002 at a price of US$10.00 per share up to April 13, 2001 or US$11.50 per share up to April 13 2002.

                    SELLING SHAREHOLDER                       NUMBER OF SHARES   NUMBER OF WARRANTS
William W. Noel III                                                10,000              10,000
David P. Walsh and Cynthia P. Walsh, JTWROS                        10,000              10,000
James B. Freud                                                     25,000              25,000
Edward J. McCrossen                                                25,000              25,000
V&D Partnerships Inc., LLC.                                        50,000              50,000
Capitol Ventures LLC                                               50,000              50,000
Communications Partners LLC                                        25,000              25,000

SWINTON & COMPANY

Sideware Systems Inc.
Attention:   Grant Sutherland, Chairman
May 31, 2000
Page 2
---------------------------------------

Jeffrey W. Lubore                                                  50,000              50,000
Daniel J. Brigati                                                  25,000              25,000
MTTM LLC                                                           50,000              50,000
Steven Daniels                                                     20,000              20,000
Vinnie Maniola                                                     10,000              10,000
Charles J. Schatz                                                  10,000              10,000
Mark S. Kim                                                        10,000              10,000
Michael S. Ward                                                    25,000              25,000
David Robison                                                      50,000              50,000
Peter Valotto                                                      25,000              25,000
Thomas E. Gillman                                                  25,000              25,000
John B. Gariolo                                                    25,000              25,000
Peter N. Gladding                                                  50,000              50,000
Michael H. Owen                                                    50,000              50,000
Roman Mantijkw                                                     25,000              25,000
Gus Wahlroth                                                       25,000              25,000
Leo Wong                                                           30,000              30,000
Theresa Kong                                                       10,000              10,000
Tom Wood                                                           25,000              25,000
Irene Tai                                                          10,000              10,000
Agora Partners                                                    139,000             139,000
Beancounter Investments Pty Ltd.                                   40,000              40,000
Charles Magal and Helen Stanatacos JTWROS                          15,000              15,000
JNF II LLC                                                         10,000              10,000
Drake Darrin                                                       25,000              25,000
Dennis J. Keegan                                                   50,000              50,000
Cameron Capital Ltd.                                               50,000              50,000
Davis Osnos                                                        10,000              10,000

We understand that the Company proposed to file a registration statement with the Securities and Exchange Commission registering the Shares.

We have examined such documents and records of the Company and such certificates from directors and officers as to matters of fact as we have deemed necessary for the purpose of this opinion. In doing so, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity of all documents submitted to us as copies to the originals.

In our opinion:

    1. The Shares are validly issued and fully paid and non-assessable Common shares without par value in the capital of the Company.

    2. The Warrants have been validly authorized and executed and delivered on behalf of the Company.

    3. The Warrant Shares will, when the Company has received notice of the exercise of the Warrants and the exercise price of the Warrants, be validly allotted.

SWINTON & COMPANY

Sideware Systems Inc.
Attention:  Grant Sutherland, Chairman
May 31, 2000
Page 3
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    4.  Upon issuance of the Warrant Shares in accordance with the terms of the
        Warrants and receipt by the Company of the consideration required for the Warrant Shares in accordance with the terms of the Warrants, the Warrant Shares will be validly issued and fully paid and non-assessable Common shares without par value in the capital of the Company.

We hereby consent to the filing of this opinion as an exhibit to a registration statement registering the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933.

We are solicitors qualified to carry on the practice of law in British Columbia only and we express no opinion as to any laws, or other matters governed by any laws, other than the laws of British Columbia and federal laws of Canada applicable in British Columbia.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in these sources of law or subsequent legal or factual developments which might affecting any matters or opinions set forth in this letter.

We are opining only as to the matters expressly stated in this letter, and no opinion should be inferred as to any other matters.

Yours truly

SWINTON & COMPANY

Per:

"Martin L. MacLachlan"

Martin L. MacLachlan